INTERMEDIATE BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/15/02	Household Finance Corp.

Shares            Price         Amount
1,445,000 	  $99.289	$1,434,726

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.45       N/A 	 0.08%	           0.11%

Broker
Deutsche Morgan Grenfell

Underwriters of Household Finance Corp.

Underwriters     	         Principal Amount
Credit Suisse First Boston           $495,250,000
Deutsche Bank Securities, Inc.        497,000,000
Merrill Lynch, Pierce, Fenner & Smith 495,000,000
ABN AMRO, Inc.                         30,625,000
Banc of America Securities LLC         30,625,000
Banc One Capital Markets, Inc.         30,625,000
BNP Paribas Securities Corp.           30,625,000
Commerzbank Capital Markets Corp.      30,625,000
First Union Securities, Inc.           30,625,000
Morgan Stanley & Co., Inc.             30,625,000
Salomon Smith Barney, Inc.             30,625,000
Loop Capital Markets                    8,750,000
The Williams Capital Group LP           8,750,000
Total                              $1,750,000,000


INTERMEDIATE BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/20/02	Goldman Sachs Group, Inc.

Shares            Price         Amount
1,165,000  	  $99.886	$1,163,672

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.45       N/A	  	 0.08%	           0.44%

Broker
Goldman Sachs & Co.

Underwriters of Goldman Sachs Group, Inc.

Underwriters      	             Principal Amount
Goldman, Sachs & Co.                  $1,200,000,000
Banc of America Securities LLC            15,000,000
Banc One Capital Markets, Inc.            15,000,000
Banca Akros SPA (Gruppo Banca Popolare di Milano
                                          15,000,000
Banca IMI SPA                             15,000,000
Bank Brussel Lambert NV                   15,000,000
Blaylock & Partners LP                    15,000,000
BMO Nesbitt Burns Corp.                   15,000,000
BNP Paribas Securities Corp.              15,000,000
Commerzbank Capital Markets Corp.         15,000,000
Daiwa Securities SMBC Europe LTD          15,000,000
HSBC Securities (USA), Inc.               15,000,000
J.P. Morgan Securities, Inc.              15,000,000
KBC Bank NV                               15,000,000
Scotia Capital (USA), Inc.                15,000,000
The Royal Bank of Scotland PLC            15,000,000
Tokyo-Mitsubishi International PLC        15,000,000
U.S. Bancorp Piper Jaffray, Inc.          15,000,000
Utendahl Capital Partners LP              15,000,000
Wachovia Securities, Inc.                 15,000,000
The Williams Capital Group LP             15,000,000
Total                                 $1,500,000,000


INTERMEDIATE BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/21/02	Verizon Global Funding Corp.

Shares            Price         Amount
520,000  	  $99.51	$517,452

                                      % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.45       N/A	  	 0.05%	           0.32%

Broker
Bear, Stearns & Co., Inc.

Underwriters of Verizon Global Funding Corp.

Underwriters      	              Principal Amount
Bear, Stearns & Co., Inc.              $  270,000,000
J.P. Morgan Securities, Inc.              270,000,000
Morgan Stanley & Co., Inc.                270,000,000
Lehman Brothers, Inc.                     120,000,000
Blaylock & Partners LP                     35,000,000
The Williams Capital Group, LP             35,000,000
Total                                  $1,000,000,000


INTERMEDIATE BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/22/02	Kinder Morgan, Inc.

Shares            Price         Amount
665,000   	  $100.678	$669,509

                                      % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.00       N/A	  	 0.09%	           0.51%

Broker
Salomon Smith Barney, Inc.

Underwriters of Kinder Morgan, Inc.

Underwriters*      	             Principal Amount*

*Principal amounts of underwriters were
 not available at time of filing.